Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No.1 to the Registration Statement on Form S-3 Registration (No. 333-202440) of our report dated February 26, 2016 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Arch Capital Group Ltd.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
November 4, 2016